SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                  Exchange Act of 1934 Date of Report (Date of
                     earliest event reported): July 12, 2005

                              Scantek Medical, Inc.
        .................................................................
             (Exact name of registrant as specified in its charter)


            Delaware                      000-27592              84-1090126
 ...............................................................................
 (State or other jurisdiction            (Commission           (IRS Employer
      of incorporation)                  File Number)        Identification No.)


                  4B WING DRIVE, CEDAR KNOLLS, NEW JERSEY 07927
 ...............................................................................
               (Address of principal executive offices) (Zip Code)

 Registrant's telephone number, including area code.............. (973) 401-0434


    .........................................................................
         (Former name or former address, if changed since last report.)

--------------------------------------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

         Scantek Medical, Inc. ("Scantek") has announced in a press release dated July 12, 2005 that it entered into a Letter of Intent with Medilead d.o.o. ("Medilead") pursuant to which Scantek has set forth its intention of entering into a Distribution Agreement with Medilead pursuant to which, subject to the terms and conditions thereof, Scantek shall grant Medilead an exclusive, perpetual license to distribute BreastCare(TM)/BreastAlert(TM) Differential Temperature Sensor product ("BreastCare(TM)") in Bosnia-Herzegovina, Bulgaria, Croatia, Macedonia, Montenegro, Serbia and Slovenia.

         The Distribution Agreement shall be subject to certain terms and conditions, including, but not limited to, payment of a purchase price for the license and meeting certain minimum sales requirements. Scantek and Medilead have not yet entered into a Distribution Agreement and there can be no assurance that a Distribution Agreement will be entered into.

Item 9.01 Financial Statement and Exhibits.

Exhibit 99.1-Scantek press release dated July 12, 2005.
--------------------------------------------------------------------------------

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                Scantek Medical, Inc.


Date:    July 12, 2005                          By: /s/ Zsigmond L. Sagi
                                                    ----------------------------
                                                    Dr. Zsigmond Sagi, President



                                       3